Exhibit 3.1.18
STATE OF DELAUARE STATE DIVISION OF CORPORATIONS FILED 0900 All 08/16/1994 944152995 — 2133251 RESTATED CERTIFICATE OF INCORPORATION OF QUALEX INC. The undersigned, QDALEX INC. (the “Company”), a corporation originally incorporated under the name of Ektra Photofinishing Corporation on July 2B, 1987, and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby restate, integrate and fu rther amend its Certificate of Incorporation, which restatement has been adopted in accordance with Sections 242 and 245 and 228 of the GCL, and certifies as follows FIRST The name of the company is QUALEX INC. SECOND The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. THIRD The nature of the business or purpose to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH The total number of shares of stock which the Company shall have authority to issue is one thousand shares of Common Stock (1,000) and the par value of each of such shares is $.01. FIFTH The Company is to have perpetual existence. SIXTH In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, alter or repeal the By-Laws of the Company. SEVENTH Elections of directors ne ed not be by written ballot unless the By-Laws shall so provide. The number of directors of the Company shall be fixed from time to time pursuant to the By-Laws. EIGHTH Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. Any action required or permitted to be taken by the holders of Common Stock of the Company, including but not limited to the election of directors, may, be taken by written consent or consents but only if such consent or consents are sig ned by all holders of Common Stock. The books of the Company may be kept (subject to any provision contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

NINTH Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the cr editors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholder s, of this corporation, as the case may be, and also on this corporation.

TENTH The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. ELEVENTH A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal. IN WITNESS WHEREOF, I have signed this Restated Certificate of Incorporation this 12 th day of august, 1994. Name David P. Biehn Title C hairman Attested by Name Gay P. Van\Graafeiland Title Assistant Secretary